MODIFICATION AGREEMENT


     MODIFICATION AGREEMENT made this 31st day of December, 1996 by and between NATHAN'S FAMOUS, INC., a Delaware corporation (hereinafter the "Company") and WAYNE NORBITZ (hereinafter the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated December 28, 1992, as modified subsequently by Agreement dated November 8, 1993 (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to modify the said Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     Paragraph "1" shall be revised to read as follows:

     1.   EMPLOYMENT: TERM.

          The Company will employ Employee in its business, and Employee will work for the Company, as its President and Chief Operating Officer, for a period commencing on January 1, 1997 and ending on December 31, 1997 (the "Initial Employment Period").

     This Agreement shall be renewed automatically on the same terms and conditions (or such other terms and condition as upon which the Company and Employee shall agree in writing) for additional one year periods (each known as an "Additional Employment Period") after the conclusion of the Initial Employment Period unless at least 180 days prior to the end of the Initial Employment Period or any Additional Employment Period, the Board of Directors shall notify the Employee in the manner prescribed in Paragraph 14 hereof that the Company has elected to terminate the Agreement at the end of the Initial Employment Period or any Additional Employment Period.

     2.   Paragraph 8.4 (b) (i) and (c) shall be revised to read as follows:

          (b) In the event of any termination hereof by the Company without cause, then in addition to any accrued but unpaid compensation or other benefits or perquisites to which the Employee already is entitled through the effective date of termination, the Employee shall be entitled to receive as well both (i) the compensation set forth in Section 4.1 and (ii) the other benefits to which Employee would be entitled under Section 4 hereof ("the Remaining


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Compensation"), for a period of six (6) months from the date on which Notice of
Termination is given (the "Remaining Compensation Period"). Unless otherwise indicated in the Notice of Termination or at any time thereafter during the Remaining Compensation Period, the Employee shall be obligated to continue to work for the Company for the Remaining Compensation Period in such executive capacity as the Board of Directors shall determine. The Remaining Compensation shall be payable over the Remaining Compensation Period in the same manner in which the Annual Compensation otherwise was payable hereunder to the Employee, with any unpaid balance of the Remaining Compensation to be paid in full on the last day of the Remaining Compensation Period. * * *

          (c) In the event of the earlier termination of this Agreement by the Company pursuant to Section 8.4 (b) or upon the election of the Company to terminate this Agreement without cause effectively at the end of the Initial Employment Period or an Additional Employment Period as prescribed in Section 1 hereof, Employee shall be entitled additionally to a Severance Payment of such amount as represents then the annual rate of compensation being paid to the Employee pursuant to Section 4.1 hereof. Such severance payment shall be due and payable within thirty (30) days after (i) the last day of the Remaining Compensation Period (in the event of termination pursuant to Section 8.4 [b]) or
(ii) the end of the Initial Employment Period or Additional Employment Period (in the event of the Company's election to terminate pursuant to Section 1 hereof).

     3. The following language shall be added as new Section 8.4 (d) to the Agreement:

          (d) In the event of the termination of this Agreement, the Employee shall not be entitled to any compensation or benefits, other than as provided specifically in this Section 8.4.

     4. The aforesaid Employment Agreement in all other respects is hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Extension and Modification Agreement as of the day and year first above written.


                                   NATHAN'S FAMOUS, INC.

                                   By: /s/ Howard Lorber
                                       -----------------------------
                                        Howard Lorber,
                                        Chairman of The Board and
                                        Chief Executive Officer

                                       /s/ Wayne Norbitz
                                   -----------------------------
                                   Wayne Norbitz, Employee